EXHIBIT 3(iii)

BY LAWS

OF

DINELLO RESTAURANT VENTURES, INC.

ARTICLE I - OFFICES

The principal office of the corporation shall be established and maintained as designated in the Articles of Incorporation. The corporation may also have offices at such places within or without the State of Florida as the Board of Directors (hereinafter, "Board") may from time to time establish.

ARTICLE II - STOCKHOLDERS

1.

PLACE OF MEETINGS.  Meetings of the Stockholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the Board shall authorize.

2.

ANNUAL MEETING. The annual meeting of Stockholders shall be held on the first Monday of each year in the month which this Corporation's initial Articles of Incorporation were first filed with the Secretary of State; however, if such day falls on a legal holiday, then on the next business day following at the same time, the Stockholders shall elect a Board and transact such other business as may properly come before the meeting.

3.

SPECIAL MEETINGS.  Special meetings of the Stockholders may be called by the Board or by the President or at the written request of Stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by the Stockholders shall be called for a date not less than ten nor more than sixty days after a request is made. The Secretary shall issue the call for the meeting unless the President, the Board or the Stockholders shall designate another to make said call.

4.

NOTICE OF MEETINGS.  Written Notice of each meeting of Stockholders shall state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each Stockholder having the right and entitled to vote at such meetings to his last address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any Stockholder shall transfer h is stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting before, during or after the meeting.

5.

RECORD DATE.  The Board may fix a record date not more than forty days prior to the date set for a meeting of Stockholders as the date of which the Stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. Notice that such date has been fixed may be published in the city, town or county where the principal office of the corporation is located and in each city or town where a transfer agent of the stock of the corporation is located.

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

6.

VOTING.  Every Stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date as fixed by the Board. If no record date was fixed, on the date of the meeting the book of records of Stockholders shall be produced at the meeting upon the request of any Stockholder. Upon demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

7.

QUORUM.  The presence, in person or by proxy, of Stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Stockholders. In case quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, out notice other than announcement at the meeting, until the requisite amount of stock entitled to shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Stockholders entitled to vote at the meeting shall be entitled to vote at any adjournment or adjournments thereof.

8.

PROXIES.  At any Stockholders' meeting or any adjournment thereof, any Stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in an instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for or more persons to act as proxies, a majority of such persons present at the meeting, or if only one is present, that one, shall have all the powers conferred by the instrument upon all persons so designated unless the instrument shall otherwise provide.

9.

STOCKHOLDER LIST.  After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its Stockholders who are entitled to notice of a Stockholders' meeting. Such list shall be arranged by voting group with the names and addresses of, and the number class and series if any, of shares held by each. This list shall be available for inspection by any Stockholder for a period of ten days prior to the meeting.

ARTICLE III - DIRECTORS

1.

BOARD OF DIRECTORS.  The business of the corporation shall be managed and its corporate powers exercised by a Board each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders. The number of Director(s) shall be determined by the Stockholders at their annual meeting.  There shall be no less than one (1) director and no more than fifteen (15) directors.

2.

ELECTION AND TERM OF DIRECTORS.  Directors shall be elected at the annual meeting of stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until the Director's prior resignation or removal.

3.

VACANCIES. If the office of any Director, member of a committee or other office becomes vacant the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.

4.

REMOVAL OF DIRECTORS.  Any or all of the Directors may be removed with or without cause by a vote of a majority of all the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

5.

NEWLY CREATED DIRECTORSHIPS.  The number of Directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the Directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6.

RESIGNATION.  A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.

QUORUM OF D1RECTORS.  A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8.

PLACE AND TIME OF BOARD MEETINGS.  The Board may hold its meetings at the office of the corporation or at such other places either within or without the State of Florida as it may from time to time determine.  There shall be semi-annual meetings of the Board of Directors to conduct a review of the business and policies of the corporation and to conduct any business that may be brought forward.

9.

REGULAR ANNUAL MEETING.   A regular meeting of the Board shall be held immediately following the annual meeting of the Stockholders at the place of such annual meeting of Stockholders.

10.

NOTICE OF MEETINGS OF THE BOARD.   Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire or by facsimile; special meetings shall be called by the President or by the Secretary in a like manner on written request by two Directors. Notice of a meeting need not be given to any Director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

11.

EXECUTIVE AND OTHER COMMITTEES.  The Board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-laws may exercise the powers of the Board in the management of the business of the corporation.

12.

COMPENSATION.  No compensation shall be paid to Directors, as such for their services, but by resolution of the Board a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE IV - OFFICERS

1.

OFFICERS. ELECTION AND TERM.

1.1.

The Board may elect or appoint a Chairman, a President, one or more Vice-Presidents, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided.

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

1.2.

All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

2.

REMOVAL. RESIGNATION. SALARY. ETC.

2.1.

Any officer elected or appointed by the Board may be removed by the Board with or without cause.

2.2.

In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

2.3.

Any two or more offices may be held by the same person.

2.4.

The salaries of all officers shall be fixed by the Board.

2.5.

The Directors may require any officer to give security for the faithful performance of his duties.

3.

CHAIRMAN.  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties from time to time as may be assigned to him by the Board or the executive committee.

4.

PRESIDENT.  The President may be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of the corporation. The President shall preside at all meetings of the Stockholders if present thereat, and in the absence or non-election of the Chairman of the Board, at all meetings of the Board, and shall have general supervision direction and control of the business of the corporation. Except as the Board shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts in behalf of the corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

5.

VICE PRESIDENTS.  During the absence or disability of the President, the Vice-President, or if there be more than one, the executive Vice-President, shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

6.

SECRETARY.  The Secretary shall attend all meetings of the Board and of the Stockholders, record all votes and minutes of all proceedings in a book to kept for that purpose, give or cause to be given notice of all meetings of Stockholders and of meetings and special meetings of the Board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board. or the President, when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list in alphabetical order of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board or assigned by the President.

7.

ASSISTANT SECRETARIES.  During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

8.

TREASURER.  The Treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board, disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements, render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all the transactions made as Treasurer and of the financial condition of the corporation. The Treasurer shall also render a full financial report at the annual meeting of the Stockholders if so requested. The Treasurer may request and shall be furnished by all corporate officers and agents with such reports and statements as he may require as to all financial transactions of the corporation, and perform such other duties as are designated by these By-laws or as from time to time are assigned by the Board.

9.

ASSISTANT TREASURERS.  During the absence or disability of the Treasurer, the Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or the Board, shall have all the powers and functions of the Treasurer.

10.

SURETIES AND BONDS.  In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of duties to the corporation and including responsibility for negligence and for the accounting of all property, funds or securities of the corporation which the officer or agent may be responsible for.

ARTICLE V - CERTIFICATES FOR SHARES

1.

CERTIFICATES.  The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name, the number of shares and shall be signed by the President and Secretary and shall bear the corporate seal. When such certificates are signed by the transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

2.

LOST OR DESTROYED CERTIFICATES.  The Board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion as a condition preceding the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.

TRANSFER OF SHARES.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer ledger. No transfer shall be made within ten days next preceding the annual meeting of the Stockholders.

4.

CLOSING TRANSFER BOOKS.  The Board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding

4.1.

any Stockholder's meeting, or

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

4.2.

any date upon which Stockholders shall be called upon to have a right to take action without a meeting, or

4.3.

any date fixed for the payment of a dividend or any other form of distribution, and only those Stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of

4.3.1.

receiving notice of or voting at such meeting or

4.3.2.

allowing them to take appropriate action, or

4.3.3.

entitling them to receive any dividend or other form of distribution.

ARTICLE VI – DIVIDENDS

The Board may out of funds legally available, at any regular or special meeting declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends for such other purposes as the Board shall deem conducive to the interest of the corporation.

ARTICLE VII - CORPORATE SEAL

The seal of the corporation shall bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, Florida" or "OFFICIAL CORPORATE SEAL, Florida". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the Board.

ARTICLE IX - FISCAL YEAR

The fiscal year shall begin on the first day of each year.

ARTICLE X - NOTICE AND WAIVER OF NOTICE

1.

SUFFICIENCY OF NOTICE.  Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a United States Postal Service post office mail collecting container in a sealed postage-paid wrapper, addressed to the person entitled thereto at the last known post office address,

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

2.

WAIVERS.  Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI - CONSTRUCTION

Whenever a conflict arises between the language of these By-laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE XII - CLOSE CORPORATION

1.

CONDUCT OF BUSINESS WITHOUT MEETINGS.  Any action of the Stockholders, Directors or committees may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the corporation as part of the proceedings of the Stockholders, Director or committees as the case may be.

2.

MANAGEMENT BY STOCKHOLDERS.  In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the corporation in lieu of Directors, the Stockholders of the corporation shall be deemed Directors for the purposes of these By-laws and wherever the words "Directors", "Board of Directors" or "Board" appear in these Bylaws those words shall be taken to mean Stockholders.

3.

MANAGEMENT BY A BOARD.  The Stockholders may, by majority vote, create a Board to manage the business of the corporation and exercise its corporate powers.

ARTICLE XIII - AMENDMENTS

These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to made contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board if notice of the proposed alteration or repeal to be made is contained in the notice of such special meeting.

ARTICLE XIV - EMERGENCY BY-LAWS

1.

CONDUCT OF BUSINESS WITHOUT MEETINGS.  Pursuant to Florida Statues the corporation adopts the following By-laws, which shall be effective only if a quorum of the Directors of the corporation cannot be readily assembled because of some catastrophic event.

2.

CALLING A MEETING.  In the event of such catastrophic event, any member of the Board shall be authorized to call a meeting of the Board. Such member calling an emergency meeting shall use any means of communication at their disposal to notify all other members of the Board of such meeting.

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria

EXHIBIT 3(iii)

3.

QUORUM.  Anyone member of the Board shall constitute a quorum of the Board. The members of the Board meeting during such an emergency may select any person or persons as additional Board members, officers or agents of the corporation.

4.

INDEMNIFICATION.  The members of such emergency Board are authorized to utilize any means at their disposal to preserve and protect the assets of the corporation. Any action taken in good faith and acted upon in accordance with these By-laws shall bind the corporation; and the corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these By-laws.

5.

TERMINATION OF EMERGENCY BY-LAWS.  These emergency By-laws shall not be effective at the end of the emergency period.

ARTICLE XV - MISCELLANEOUS

1.

REPRESENTATION OF SHARES IN OTHER CORPORATIONS.  Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

2.

SUBSIDIARY CORPORATIONS.  Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter.  A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

3.

INDEMNITY.  Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate.  In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

By Laws of Dinello Restaurant Ventures, Inc. d/b/a Caramello’s Pizzeria